CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 16, 2024, relating to the financial statements and financial highlights of American Century California Municipal Bond ETF, American Century Diversified Corporate Bond ETF, American Century Diversified Municipal Bond ETF, American Century Focused Dynamic Growth ETF, American Century Focused Large Cap Value ETF, American Century Low Volatility ETF, American Century Mid Cap Growth Impact ETF, American Century Multisector Floating Income ETF, American Century Multisector Income ETF, American Century Quality Convertible Securities ETF, American Century Quality Diversified International ETF, American Century Quality Preferred ETF, American Century Select High Yield ETF, American Century Short Duration Strategic Income ETF, American Century Large Cap Equity ETF (formerly known as American Century Sustainable Equity ETF), American Century Large Cap Growth ETF (formerly known as American Century Sustainable Growth ETF), American Century U.S. Quality Growth ETF, American Century U.S. Quality Value ETF, Avantis® All Equity Markets ETF, Avantis® All Equity Markets Value ETF, Avantis® All International Markets Equity ETF, Avantis® All International Markets Value ETF, Avantis® Core Fixed Income ETF, Avantis® Core Municipal Fixed Income ETF, Avantis® Emerging Markets ex-China Equity ETF, Avantis® Emerging Markets Small Cap Equity ETF, Avantis® Moderate Allocation ETF, Avantis® U.S. Large Cap Equity ETF, Avantis® U.S. Mid Cap Equity ETF, Avantis® U.S. Mid Cap Value ETF, Avantis® U.S. Small Cap Equity Fund, Avantis® Core Fixed Income Fund, Avantis® Emerging Markets Equity ETF, Avantis® Emerging Markets Equity Fund, Avantis® Emerging Markets Value ETF, Avantis® Inflation Focused Equity ETF, Avantis® International Equity ETF, Avantis® International Equity Fund, Avantis® International Large Cap Value ETF, Avantis® International Small Cap Equity ETF, Avantis® International Small Cap Value ETF, Avantis® International Small Cap Value Fund, Avantis® Real Estate ETF, Avantis® Responsible Emerging Markets Equity ETF, Avantis® Responsible International Equity ETF, Avantis® Responsible U.S. Equity ETF, Avantis® Short-Term Fixed Income ETF, Avantis® Short-Term Fixed Income Fund, Avantis® U.S. Equity ETF, Avantis® U.S. Equity Fund, Avantis® U.S. Large Cap Value ETF, Avantis® U.S. Large Cap Value Fund, Avantis® U.S. Small Cap Equity ETF, Avantis® U.S. Small Cap Value ETF, Avantis® U.S. Small Cap Value Fund, each a series of American Century ETF Trust, appearing in Form N-CSR of American Century ETF Trust for the year ended August 31, 2024, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
December 26, 2024